                      SECOND AMENDMENT TO
                     SHAREHOLDERS AGREEMENT

      This SECOND AMENDMENT TO SHAREHOLDERS AGREEMENT (this "AMENDMENT") is entered into by and between Forest Oil Corporation, a New York corporation ("FOREST"), and The Anschutz Corporation, a Kansas corporation ("ANSCHUTZ"), this 25th day of June 1998.

     Forest and Anschutz have entered into that certain Shareholders Agreement dated as of July 27, 1995, as amended by a First Amendment to Shareholders Agreement dated as of January 24, 1996 (the "SHAREHOLDERS AGREEMENT").

     The Board of Directors of Forest (the "BOARD"), in approving the Purchase and Sale Agreement (the "PURCHASE AND SALE AGREEMENT"), dated as of April 6, 1998, between Forest and Anschutz, also approved certain amendments to the Shareholders Agreement.

     NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements herein contained, and the mutual benefits to be derived therefrom the parties agree as follows (terms used but not otherwise defined shall have the same meaning as in the Shareholders Agreement):

     1. Article I of the Shareholders Agreement is hereby amended by adding the following definitions:

          "Forest Shares" has the meaning given such term in the Purchase and Sale Agreement.

          "Shares" means the Purchaser Shares and the Forest Shares.

          "Transaction Documents" means the Transaction Documents (as defined in the Purchase Agreement) and the Transaction Documents (as defined in the Purchase and Sale Agreement).

     2. The definition of "Section 16(b) Liability" in Article I, the definition of "Section 16(b) Matter" in Article I, Section 3.2, Section 3.2(f), Section 3.2(h), Section 3.2(i), Section 3.3(a)(1), Section 5.1, and
Section 5.5 are hereby amended by replacing "Purchaser Shares" with "Shares."

     3. Section 2.2(b) is hereby amended in its entirety to read as follows:

          (b) In all notices, registrations, applications, statements, pleadings, memoranda, briefs and other documents submitted to or filed with any Governmental Body (including, without limitation, in any Action referred to in Section 2.2(c)), none of the Company, Purchaser and their respective Affiliates shall assert any position or claim with respect to the acquisition (or deemed acquisition) or disposition (or deemed disposition) by Purchaser of "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in (i) any of the Purchaser Shares that is inconsistent with the position or claim that Purchaser acquired (or shall have been deemed to acquire) "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in, all of the Purchaser Shares on or before April 6, 1998 or (ii) any of the Forest Shares that is inconsistent with the position or claim that Purchaser acquired (or shall have been deemed to acquire)

     "beneficial ownership" of, or a "pecuniary interest" or "indirect pecuniary interest" in, all of the Forest Shares on April 6, 1998, except that Purchaser may assert any such inconsistent position or claim if Purchaser, based on advice of counsel, determines that there is a reasonable basis to conclude that as a result of the failure to assert such inconsistent position or claim, Purchaser, any person who controls Purchaser within the meaning of any applicable Regulation or any of their respective shareholders, directors, officers, employees, agents and Affiliates could be in violation of any applicable Regulation or could become subject to any sanction, fine, award or other penalty, whether civil or criminal.

     4. Section 3.2(f) is further amended by replacing the reference to "Section 2.1" with "Section 3.1."

     Except as expressly amended hereby, the Shareholders Agreement is hereby ratified and confirmed, and as hereby amended, shall remain in full force and effect in accordance with its terms, conditions and provisions.

     EXECUTED in multiple counterparts, each having the force and effect of an original, effective as of the date first written above.

                                        FOREST OIL CORPORATION


                                        By:  /s/Daniel L. McNamara
                                           -----------------------------------
                                        Name:  Daniel L. McNamara
                                              --------------------------------
                                        Title:  Secretary
                                              --------------------------------

                                        THE ANSCHUTZ CORPORATION


                                        By:  /s/Craig D. Slater
                                           -----------------------------------
                                        Name:  Craig D. Slater
                                             ---------------------------------
                                        Title:  Vice President
                                              --------------------------------


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